Asure Software Reports Positive Results for Two-Month Stub Period Ending December 31, 2009; Results Include 14% Revenue Growth, Positive EBITDA and Net Income; Turn-Around Remains on Track

AUSTIN, TX -- (Marketwire - February 10, 2010) - Asure Software, Inc. (NASDAQ: ASUR), a leading provider of workforce management software, today announced financial results for the fiscal second quarter 2010, ended December 31, 2009. The Fiscal second quarter is a short period consisting of the two months of November and December, 2009. As of January 1, 2010, Asure switched to calendar year reporting and its next fiscal quarter will close on March 31, 2010.

Q2 Highlights:

--  Revenue growth of $0.2M, 14%, over November/December 2008; or $0.3M,
    20%, excluding the divested Visual Asset Manager (VAM) product revenue in November/December 2008. Revenue Growth was driven by hardware sales in both product lines, $0.2M, as well as growth in NetSimplicity's SaaS offering.
--  EBITDA of $0.3M
      --  EBITDA is defined as operating income (earnings) before interest expense, income taxes, depreciation & amortization
--  Operating Income of $49K; or $0.02 per share, compared to a loss of
    ($0.9M) ($0.29) per share (split-adjusted), in November & December
    2008; and previously published quarterly losses of ($1.5M)
    ($0.48)/share (split-adjusted), and ($5.3M) ($1.69)/share
    (split-adjusted), in fiscal Q1'10 and fiscal Q4'09 respectively.
    Operating income is comprised of the following components:
      --  Austin HQ excess lease impact, ($105K)
      --  Net onetime items, $264K
      --  Core business lines margin, ($110K)
--  Operating Expenses were reduced by 49%, or ($1.1M) compared to
    November/December 2008 largely due to both headcount & rate per head efficiencies ($0.3M), the net effect of one-time items, (0.3M), as well as other cost reductions. One-time items were driven by the renegotiation of certain outstanding payables deemed excessive by current management.

Pat Goepel, Asure's Chief Executive Officer, remarked: "After two recent difficult quarters, and almost 2 and a half years of unprofitable results, we are beginning to make progress on turning this business around. I am pleased with the results of the short period of fiscal Q2'10 and confirm that our upcoming calendar Q1, 2010 outlook is expected to be on target with our previous estimates. We are targeting positive EBITDA and potentially breakeven operating income, excluding the negative impact of the Austin headquarters lease arrangement."

Asure's newly appointed Chief Financial Officer, David Scoglio, added: "We have substantially reduced overhead and are carefully investing in areas that will support our revenue plan in the coming first quarter of the calendar year 2010. These investments will include strategic augmentation of our sales force and enhancements to our products' features and functionality. This strategy, a keen focus on maintaining current levels of fixed expenses and our momentum of 72% repetitive revenue from the current period should propel us forward to achieving our profitability goals of this calendar year 2010, in spite of a projected $1M in full year excess lease expense ($1.5M cash). Also notable, as we attain profitability, we have significant Net Operating Losses carry forwards at our disposal for up to 20 years, which we hope to utilize to create shareholder value."

Pat Goepel continued, "In the short period of November & December 2009, Asure incurred $0.1M of expenses associated with its Austin lease. As discussed previously, Asure is actively pursuing options to improve this arrangement, which would only help provide transparency into the increasingly successful core businesses of Asure Software, Inc. Asure's Board of Directors and management team are committed to growing this business by 20% year over year and achieving levels of 20% EBITDA by calendar year end 2010."

Conference Call Details

Asure Software, Inc. has scheduled a conference call for Wednesday, February 10, 2010 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer. To take part, please dial 800-299-7089 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 16877542. International callers should dial 617-801-9714 and reference the same passcode, 16877542.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com

About Asure Software, Inc.

Headquartered in Austin, Texas, Asure Software empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, and room scheduling and resource management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.

                         ASURE SOFTWARE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands, except per share data)

                                                 December 31,   JULY 31,
                                                     2009         2009
                                                 (UNAUDITED)
ASSETS
Current Assets:
  Cash and equivalents                             $   2,263    $   4,375
  Short-term investments                                   0        5,339
  Accounts receivable, net of allowance for
   doubtful accounts of $34 and $20 at December 31,
   2009 and July 31, 2009, respectively                1,526        1,207
  Inventory                                               49            3
  Prepaid expenses and other current assets              213          143
                                                   ----------   ----------
     Total Current Assets                               4,051       11,067

Property and equipment, net                               581          672
Intangible assets, net                                  3,623        3,949
                                                   ----------   ----------
           Total Assets                            $    8,255   $   15,688
                                                   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                 $    1,039   $    6,294
  Accrued compensation and benefits                        79          278
  Lease impairment and advance                            562          899
  Other accrued liabilities                               411          541
  Deferred revenue                                      1,744        1,897
                                                   ----------   ----------
     Total Current Liabilities                          3,835        9,909

Long-Term Liabilities:
  Deferred revenue                                        134          119
  Lease impairment and advance                            196          250
  Other long-term obligations                             212          206
                                                   ----------   ----------
      Total Long-Term Liabilities                         542          575

Stockholders' Equity:
  Preferred stock, $.01 par value; 1,500 shares
   authorized; none issued or outstanding                  --           --
  Common stock, $.01 par value; 6,500 shares
   authorized; 3,375 and 3,290 shares issued;
   3,162 and 3,112 shares outstanding at
   December 31, 2009 and July 31, 2009,
   respectively                                           334          329
  Treasury stock at cost, 213 and 179 shares at
   December 31, 2009 and July 31, 2009,
   respectively                                        (4,907)      (4,815)
  Additional paid-in capital                          270,925      270,738
  Accumulated deficit                                (262,404)    (260,947)
  Accumulated other comprehensive income                  (70)        (101)
                                                   ----------   ----------
      Total Stockholders' Equity                        3,878        5,204
                                                   ----------   ----------
           Total Liabilities and Stockholders'
            Equity                                 $    8,255   $   15,688
                                                   ==========   ==========

                         ASURE SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Amounts in thousands, except per share data)

                                   FOR THE                 FOR THE
                              TWO MONTHS ENDED       FIVE MONTHS ENDED
                                 DECEMBER 31,            DECEMBER 31,
                               2009        2008        2009        2008
                            ----------  ----------  ----------  ----------
                                  (UNAUDITED)             (UNAUDITED)

Revenues                    $    1,679  $    1,467  $    4,000  $    4,259
Cost of Sales                     (435)       (294)       (914)       (858)
                            ----------  ----------  ----------  ----------
    Gross Margin                 1,244       1,173       3,086       3,401

OPERATING EXPENSES:
    Selling, general and
     administrative                797       1,857       3,537       5,036
    Research and development       264         343         676         904
    Amortization of
     intangible assets             100          99         249         248
                            ----------  ----------  ----------  ----------
      Total Operating
       Expenses                  1,161       2,299       4,462       6,188

INCOME (LOSS) FROM
 OPERATIONS                         83      (1,126)     (1,376)     (2,787)

OTHER INCOME AND (EXPENSES):
    Interest income                  2          25           9          80
    Foreign currency
     translation                   (15)        (19)        (46)        102
    Gain on sale of assets           0         250           0         250
    Interest expense and
     other                          (8)        (17)        (20)        (27)
                            ----------  ----------  ----------  ----------
      Total Other Income           (21)       (239)        (57)        405

INCOME (LOSS) FROM
 OPERATIONS, BEFORE INCOME
 TAXES                              62        (887)     (1,433)     (2,382)
Provision for income taxes         (13)          0         (25)        (25)
                            ----------  ----------  ----------  ----------
NET INCOME (LOSS)           $       49  $     (887) $   (1,458) $   (2,407)
                            ==========  ==========  ==========  ==========

BASIC AND DILUTED LOSS
 PER SHARE:
    Net income (loss) per
     share - basic          $     0.02  $    (0.29) $    (0.46) $    (0.77)
    Net income (loss) per
     share - diluted        $     0.02  $    (0.29) $    (0.46) $    (0.77)

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
    Basic                        3,156       3,111       3,141       3,111
    Diluted                      3,162       3,111       3,141       3,111

CONTACTS:

Lisa Flynn
lisa_flynn@asuresoftware.com

Pat Goepel
pat_goepel@asuresoftware.com